                                                                    Exhibit 23.1

                CONSENT OF NOVOGRADAC & COMPANY LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by  reference in the  Registration  Statements pertaining  to the  Supplemental  Stock Option Plan,  including  Amendment No. 1
(Form S-8 No. 333-09569),  the 1994 Stock Plan,  including  Amendment No.1 (Form
S-8 Nos. 333-39863,  333-66091 and 333-72678), the Employee Stock Purchase Plan,
including  Amendment  No. 1 (Form S-8 Nos.  333-66091 and  333-72678),  the 1997
Supplemental Stock Plan,  including Amendment No. 1 (Form S-8 Nos. 333-23901 and
333-66091), the Registration Statement,  including Amendment No. 1 thereto (Form
S-3 No. 333-24097) and in the related prospectus of Geoworks Corporation for the registration of 1,282,754 common shares,  and the  Registration  Statement (Form
S-3 No. 333-50746) and in the related prospectus of Geoworks Corporation for the registration  of 3,377,437  common shares of our report dated June 5, 2004, with respect  to  the  consolidated  financial  statements  of  Geoworks  Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2004.

                                        /s/ Novogradac & Company, LLP

Roswell, Georgia
August 10, 2004